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                                                               Exhibit 10.22a

November 19, 1998


Mr. David M. Dworkin
LLD Enterprises
415 Park Avenue
Rochester, NY 14607


RE: Lease between August, August and Lane of Rochester, LLC (Landlord) And Monro Muffler/Brake, Inc. (Tenant)
         Webster, NY - Store#9

Dear Mr. Dworkin:

This letter is to serve as agreement for amending the above referenced Lease as follows:

1. The Lease is amended for a term of ten (10) years, to December 31, 2008. After the initial ten (10) year term Monro will have one (1) remaining ten
     (10) year option period available to exercise. Written notice of exercise must be received by July 1, 2008.

2. The Tenant will furnish the Landlord with a new Certificate of Occupancy, upon completion of the renovation if required said C of O will be furnished by April 1, 1999. Until then the existing rent terms will continue. The first lease year will be adjusted to run from January 1st to December 31st.

3. The base rent for the amended term and options period shall be $48,000.00 per year ($4,000.00 per month) or 6 3/4 % overage rent, whichever is greater (subject to offset per paragraph 4).

4. Tenant will remodel store for construction costs of at least $100,000.00. The overage which would accrue to Landlord for all Monro Muffler/Brake Store #9 sales in excess of ____________ (to be determined by January 10, 1999). This calculation shall be an average of two (2) years sales prior to January 1, 1999, (calendar years 1997 and 1998 at 6 3/4 %). Said amount shall be applied to Landlord's reimbursement to tenant for one half of the construction costs not to exceed $65,000.00.

5. Tenant has the right to sublease the space located in the rear of the store. All sales from sublease are exempt from the overage calculation. All rent received shall be income to Tenant without obligation to Landlord.

6. At the inception of the ten (10) year term, Store #9 will become "unbundled" forever in that Monro will have the ability to renew or terminate this Lease without any other lease being affected.


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7.   In the event the agreed upon renovations are not completed by April 15,
     1999, then this Lease Addendum will be null and void and next option term of current lease is deemed exercised and that Lease will continue in full force until February 28, 2005.

8. THIS AGREEMENT IS SIGNED SUBJECT TO AND CONTINGENT ON BOTH PARTIES AGREEING TO THE EXCESS OVERAGE CALCULATION DETERMINED IN PARAGRAPH 4.

Your signature below will indicate acknowledgement and acceptance on behalf of Landlord for the above terms and conditions.

                                                     Very truly yours,
                                                     Monro Muffler/Brake, Inc.

                                                     /s/ Thomas M. Aspenleiter
                                                     ---------------------------
                                                     Thomas M. Aspenleiter




The above terms and conditions are hereby acknowledged and accepted:

Landlord
August, August and Lane, LLC


By:      /s/ Wendy Dworkin                       Date: December 1, 1998
         -----------------                             ----------------
             Wendy Dworkin